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                                                                   EXHIBIT 10.31

                                CHANGE IN CONTROL
                                    AGREEMENT

         THIS AGREEMENT (the "Agreement"), made and entered into this 31st day of January, 2000 (the "Effective Date"), by and among John L. Workman (the "Executive") and U.S. Can Company, a Delaware Corporation, having its principal offices at 900 Commerce Drive, Oak Brook, Illinois 60523 (the "Company"), and U.S. Can Corporation, a Delaware corporation, having its principal offices at 900 Commerce Drive, Oak Brook, Illinois 60523 ("U.S. Can");

                                WITNESSETH THAT:

         WHEREAS, the Company wishes to assure itself of the continuity of the Executive's services prior to, and in the event of a Change in Control (as described below); and

         WHEREAS, the Company, U.S. Can, and the Executive accordingly desire to enter into this Agreement providing for certain rights and benefits if a "Change in Control" occurs during the "Agreement Term," including certain employment rights during the "Employment Period" that follows a Change in Control, and certain separation benefits in the event of the Executive's termination of employment under specified circumstances during the Employment Period, subject to the terms and conditions set forth below; and

         WHEREAS, this Agreement provides that, under certain circumstances, the Executive is to be granted awards based on the common stock of U.S. Can ("U.S. Can Stock") under one or more plans maintained by U.S. Can;

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, IT IS HEREBY COVENANTED AND AGREED by the Executive, the Company and U.S. Can as follows:

         1. Definitions. Terms used in this Agreement shall be defined as set forth below:

(a) For purposes of this Agreement, the term "Affiliate" shall mean the Company and any of its "affiliates" as that term is defined in the Securities Exchange Act of 1934, as amended.

(b) The "Agreement Term" shall begin on the Effective Date and shall continue through December 31, 2001, subject to the following:


         (i) As of December 31, 2001, and on each December 31 thereafter, the Agreement Term shall automatically be extended for one additional year unless, not later than the preceding October 31, either party shall have given notice that such party does not wish to extend the Agreement Term.

         (ii) If a Change in Control (as defined in paragraph 12) occurs during the Agreement Term (as it may be extended from time to time), the Agreement Term shall continue for a period of twenty-four calendar months beyond the calendar month

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                  in which such Change in Control occurs and, following an
                  extension in accordance with this paragraph (ii), no further extensions shall occur under paragraph 1(b)(i).

         (iii) If a Change in Control described in the first clause in the definition of Change in Control in paragraph 12 (relating to the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of a block of thirty percent (30%) or more of the shares of the then outstanding common stock of U.S. Can occurs during the Agreement Term (as it may be extended from time to time), but the Board of Directors of U.S. Can thereafter determines that the such acquisition will not substantially affect the control of U.S. Can, then such Board may reduce the 24-month extension period set forth in paragraph (ii) next above; provided that the Agreement Term may not end earlier than six (6) months after such notice of reduction is provided by the Board or, if earlier, the date such Agreement Term would end in the absence of action under this paragraph (iii).

(c) The term "Change in Control" shall have the meaning ascribed to it in paragraph 12.

(d)      The term "Cause" shall have the meaning ascribed to it in paragraph
         5(c).

(e) "Date of Termination" means the last day the Executive is employed by the Company, provided that the Executive's employment is terminated in accordance with the provisions of paragraph 5.

(f) The Executive shall be considered "Disabled" during any period in which he has a physical or mental disability which renders him incapable, after reasonable accommodation, of performing his duties under this Agreement. The Executive shall be considered "Permanently Disabled" during any period in which (i) he has a physical or mental disability which renders him incapable, after reasonable accommodation, of performing his duties under this Agreement; (ii) such disability is determined by the Executive's Supervisor to be of a long-term nature; and (iii) the Executive is eligible for income replacement benefits under the Company's long-term disability plan during such period of disability. In the event of a dispute as to whether the Executive is Disabled or Permanently Disabled, the Company may refer the same to a licensed practicing physician of the Company's choice, and the Executive agrees to submit to such tests and examinations as such physician shall deem appropriate.

(g) The "Employment Period" is the period commencing on the date of the Change in Control and ending on the last day of the Agreement Term.

(h) The term "Good Reason" shall have the meaning ascribed to it in paragraph 5(d).

(i)      The Executive's "Supervisor" shall be Paul W. Jones, Chairman & CEO.

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(j)      "U.S. Can Stock" is common stock of U.S. Can or a successor to U.S.
         Can.

         2. Employment After a Change in Control. If a Change in Control occurs during the Agreement Term, and the Executive is in the employ of the Company on the date of the Change in Control, the Company hereby agrees to continue the Executive in its employ for the Employment Period, subject to the following:

(a) Subject to the terms of this Agreement, the Company hereby agrees to employ the Executive during the Employment Period, and the Executive hereby agrees to remain in the employ of the Company during the Employment Period.

(b) During the Employment Period, while the Executive is employed by the Company, the Executive shall devote his full time, energies and talents to serving in the position with the Company as in effect immediately prior to the Change in Control, or in such other position to which the Executive may be appointed by the Executive's Supervisor from time to time; provided that in no event shall the Executive be appointed to a position having a rank of less than the rank he held immediately prior to the Change in Control. To the extent the Company determines to be necessary or appropriate, the Company may change the Executive's Supervisor, and the Executive's reporting relationships.

(c) The Executive agrees that he shall perform his duties faithfully and efficiently subject to the directions of the Executive's Supervisor. The Executive's duties may include providing services for both the Company and the Affiliates, as determined by the Executive's Supervisor; provided that the Executive shall not, without his consent, be assigned duties that would be inconsistent with his position determined in accordance with paragraph 2(b). The Executive shall have such authority, power, responsibilities and duties as are inherent in his position(s) (and the undertakings applicable to his position(s)) and necessary to carry out his responsibilities and the duties required of him hereunder. If the Executive's duties change between the Effective Date and the date immediately prior to a Change in Control, the Executive's duties immediately prior to the Change in Control shall govern the application of this paragraph 2. However, if (i) the Executive's duties are changed, (ii) the change is materially related to a Change in Control, and (iii) the Executive does not consent to the change in duties in writing, the determination of the Executive's duties prior to the time they are so changed shall be used in applying the provisions of the preceding sentence.

(d) Notwithstanding the foregoing provisions of this paragraph 2, during the Agreement Term, the Executive may devote reasonable time to activities other than those required under this Agreement, including the supervision of his personal investments, and activities involving professional, charitable, community, educational, religious and similar types of organizations, speaking engagements, membership on the boards of directors of other organizations, and similar types of activities, to the extent that such other activities do not, in the judgment of his Supervisor, inhibit or prohibit the performance of the Executive's duties under this Agreement, or conflict in any material way with the business of the Company or any Affiliate ; provided, however, that the


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         Executive shall not serve on the board of any business, or hold any other position with any business, without the consent of his Supervisor.

(e) Subject to the terms of this Agreement, the Executive shall not be required to perform services under this Agreement during any period that he is Disabled. During the period in which the Executive is Disabled, the Company may appoint a temporary replacement to assume the Executive's responsibilities.

         3. Compensation During the Employment Period. Subject to the terms of this Agreement, during the Employment Period, while the Executive is employed by the Company, the Company shall compensate him for his services as follows:

(a) Salary. The Executive shall receive, for each twelve (12) consecutive month period beginning on the Effective Date and each anniversary thereof, in substantially equal monthly or more frequent installments, an annual base salary at a rate which is not less than his highest annual base Salary rate during the one-year period prior to the date of the Change in Control (the "Salary"). The Executive's Salary rate shall be reviewed annually by the Executive's Supervisor. In no event shall the Salary rate of the Executive be reduced to an amount that is less than the amount specified in this paragraph (a).

(b) Incentive Compensation. The Executive shall participate in the Company's Management Incentive Plan on terms that are comparable to the terms applicable to the Company's other senior executives from time to time; provided that, for each performance period under the Company's Management Incentive Plan in which any portion of the Employment Period occurs, the Executive shall be provided with an opportunity for an incentive payment equal to not less than the greatest incentive compensation opportunity provided to the Executive during the one-year period prior to the Change in Control.

(c)      Options.

         (i) The Executive shall be granted options to purchase U.S. Can Stock at such times as options are granted to the Company's other senior executives, and shall be subject to such terms as are comparable to other senior executives of the Company; provided that the Executive shall receive annual option grants having a value (using a Black-Scholes or similar methodology) that is comparable to the average annual value of grants received by the Executive during the two-year period prior to the Change in Control.

         (ii) If the Executive is in the employ of the Company on the date of a Change in Control, then any options to purchase U.S. Can Stock then held by the Executive that are not then exercisable shall become immediately exercisable, and shall remain exercisable until the expiration of the option in accordance with its terms.

(d) Life Insurance. The Company shall obtain term life insurance coverage on the Executive's life providing not less than two times the Executive's base salary in death benefits. Death benefits under such coverage shall be payable to the beneficiary named

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         by the Executive. During the period of the Executive's employment with the Company, the Company shall pay the premiums with respect to such policy.

(e) Disability Income. The Executive shall receive from the Company disability income replacement coverage which will provide for replacement of income according to the Company's plans and arrangements in effect at the time of the disability during any period in which the Executive is Disabled if the disability arose during the Employment Period and prior to the Executive's Date of Termination. During any period while the Executive is Disabled and is otherwise entitled to receive Salary and other amounts under this Agreement (including payment in lieu of Salary or other amounts pursuant to paragraph 6(b) or 6(c)), any such Salary and other amounts (or such payments in lieu of Salary and other amounts) to the Executive shall be reduced by the amount of any benefits paid for the same period of time under the Company-provided disability income replacement coverage.

(f) Expenses. Subject to the Company's rules and procedures as in effect from time to time, the Executive is authorized to incur reasonable expenses for entertainment, traveling, meals, lodging and similar items in the course of his employment. The Company will reimburse the Executive for all reasonable expenses so incurred in accordance with the Company's policies.

(g) Vacation and Holidays. During each year of the Employment Period, the Executive shall be entitled to not less than the amount of paid vacation he was entitled to receive prior to the Change in Control, plus the paid holidays observed by the Company.


(h) Benefits. Except as otherwise specifically provided to the contrary in this Agreement, the Executive shall be provided with the health, welfare, retirement and other fringe benefits to the same extent and on substantially the same terms as those benefits are provided by the Company from time to time to the Company's other senior management employees. However, the Company shall not be required to provide a benefit under this paragraph (h) if such benefit would duplicate (or otherwise be of the same type as) a benefit specifically required to be provided under another provision of this Agreement. The Executive shall complete all forms and physical examinations, and otherwise take all other similar actions to secure coverage and benefits described in this paragraph 3, to the extent reasonably determined to be necessary or appropriate by the Company.

Compensation and benefit amounts due from the Company under this paragraph 3 may be provided to the Executive by an Affiliate; provided, however, that the Company shall be relieved of the obligation to provide such compensation or benefit amounts only to the extent that they are in fact provided by the Affiliate.

         4. Tax Limitations. If, during the Agreement Term, any payment or benefit to which the Executive is entitled from the Company, any affiliate, or trusts established by the Company or by any affiliate (the "Payments," which shall include, without limitation, the vesting of an option or other non-cash benefit or property) are more likely than not to result in a loss of a


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deduction to the Company by reason of section 280G of the Internal Revenue Code of 1986 or any successor provision to that section, the Payments shall be reduced to the extent required to avoid such loss of deduction. The Executive shall be entitled to select the order in which payments are to be reduced in accordance with the preceding sentence. If requested by the Executive, the Company shall provide complete compensation and tax data on a timely basis to the Executive and to an accounting or law firm designated by the Executive in order to enable the Executive to determine the extent to which payments from the Company and its affiliates may result in a loss of a deduction, and the Company shall reimburse the Executive for any reasonable expenses incurred by the Executive for such purpose. If the Executive and the Company shall disagree as to whether a payment under this Agreement is more likely than not to result in the loss of a deduction, the matter shall be resolved by an opinion of tax counsel chosen by the Company's independent auditors. The Company shall pay the fees and expenses of such counsel, and shall make available such information as may be reasonably requested by such counsel to prepare the opinion. If, by reason of the limitations of this paragraph 4, the maximum amount payable to the Executive under this Agreement cannot be determined prior to the due date for such payment, the Company shall pay on the due date the undisputed amount which it in good faith determines to be payable and shall pay the remaining amount, with interest at a rate, compounded semi-annually, equal to 120% of the applicable Federal rate determined under section 1274(d) of the Internal Revenue Code of 1986, as soon as such remaining amount is determined in accordance with this paragraph 4.

         5. Termination. The Executive's employment with the Company during the Employment Period may be terminated by the Company or the Executive without any breach of this Agreement only under the circumstances described in paragraphs 5(a) through 5(f):

(a) Death. The Executive's employment hereunder will terminate upon his death.

(b) Permanent Disability. The Company may terminate the Executive's employment during any period in which he is Permanently Disabled. In the event of a dispute as to whether the Executive is Permanently Disabled, the Company may refer the same to a licensed practicing physician selected by the Company and reasonably acceptable to the Executive, and the Executive agrees to submit to such tests and examination as such physician shall deem appropriate.

(c) Cause. The Company may terminate the Executive's employment hereunder at any time for Cause. For purposes of this Agreement, the term "Cause" shall mean:

         (i) the willful and continued failure by the Executive to substantially perform his duties with the Company after notice and failure to cure; or

         (ii) willful gross misconduct that is materially and demonstrably injurious to the Company or the Affiliates.

(d)      Constructive Discharge.  If:

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         (i)      the Executive provides written notice to the Company of the occurrence of Good Reason within a reasonable time after the Executive has knowledge of the circumstances constituting Good Reason, which notice shall identify in reasonable detail the circumstances which the Executive believes constitute Good Reason;

         (ii) the Company fails to notify the Executive of the Company's intended method of correction within 14 days after the Company receives the notice, or the Company fails to reasonably correct the circumstances within 14 days after such notice (except that no such opportunity to reasonably correct shall be applicable if the circumstances constituting Good Reason are those described in paragraph (III) below, relating to relocation); and

         (iii) the Executive resigns within a reasonable time after receiving the Company's response, if such notice does not indicate an intention to correct such circumstances; or within a reasonable time after the Company fails to reasonably correct such circumstances;

         then the Executive shall be considered to have been subject to a Constructive Discharge by the Company. For purposes of this Agreement, "Good Reason" shall mean, without the Executive's express written consent (and except in consequence of a prior termination of the Executive's employment), the occurrence of any of the following circumstances:

         (I) Assignment of duties, responsibilities, or status inconsistent with those specified in the Agreement (provided that a change in the Executive's reporting relationship shall not constitute "Good Reason").

         (II) A reduction in the Executive's Salary rate to an amount that is less than what is required by the Agreement.

         (III) The relocation of the Executive's base office to an office that is more than 50 miles from the Executive's base office immediately prior to the Change in Control.

         (IV) The failure of a successor to assume this Agreement in accordance with paragraph 18.

         (V) Any attempt by the Company or a successor to terminate the Executive's employment that is not materially in accordance with this Agreement.

(e) Termination by Executive. The Executive may terminate his employment hereunder at any time for any reason by giving the Company thirty (30) days prior written Notice of Termination, provided that nothing in this Agreement shall require the Executive to specify a reason for any such termination. However, to the extent that the procedures specified in paragraph 5(d) are required, the procedures of this paragraph 5(e) may not be used in lieu of the procedures required under paragraph 5(d).

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(f)      Termination by Company. The Company may terminate the Executive's employment hereunder at any time for any reason, by giving the Executive prior written Notice of Termination, which Notice of Termination shall be effective immediately, or such later time as is specified in such notice. The Company shall not be required to specify a reason for the termination under this paragraph 5(f), provided that termination of the Executive's employment by the Company shall be deemed to have occurred under this paragraph 5(f) only if it is not for reasons described in paragraph 5(b), 5(c), 5(d), or 5(e).

(g) Notice of Termination. Any termination of the Executive's employment by the Company or the Executive must be communicated by a written Notice of Termination to the other party hereto. A "Notice of Termination" shall be dated, indicate the Date of Termination (not earlier than the date on which the notice is provided), indicate the specific termination provision in this Agreement relied on, and set forth in reasonable detail the facts and circumstances, if any, claimed to provide a basis for termination of the Executive's employment.

(h) Effect of Termination. If, on the Date of Termination, the Executive is a member of the Board of Directors of the Company or any of the Affiliates, or holds any other position with the Company and the Affiliates, the Executive shall resign from all such positions as of the Date of Termination.

         6. Rights Upon Termination. The Executive's right to payment and benefits under this Agreement for periods after his Date of Termination shall be determined in accordance with the following provisions of this paragraph 6:

(a) If the Executive's Date of Termination occurs during the Employment Period for any reason, then:

         (i) The Executive shall receive his Salary from the Company for the period ending on the Date of Termination.

         (ii) The Executive shall receive payment for unused vacation days from the Company, as determined in accordance with Company policy as in effect from time to time.

         (iii) If the Date of Termination occurs after the end of a performance period and prior to the payment of the incentive compensation award (as described in paragraph 3(b)) for the period, the Executive shall be paid such incentive compensation award at the regularly scheduled time.

         (iv) Any other payments or benefits to be provided to the Executive by the Company pursuant to any employee benefit plans or arrangements adopted by the Company, to the extent such amounts are due from the Company.

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

         Except as may otherwise be expressly provided to the contrary in this Agreement, nothing in this Agreement shall be construed as requiring the Executive to be treated as employed by the Company for purposes of any employee benefit plan or arrangement following the date of the Executive's Date of Termination.

(b) If the Executive's Date of Termination occurs during the Employment Period under circumstances described in paragraph 5(a) (relating to the Executive's death) or paragraph 5(b) (relating to the Executive's being Permanently Disabled), then, in addition to the amounts payable in accordance with paragraph 6(a):

         (i) The Executive (or his estate) shall receive from the Company a lump sum payment of not less than twelve (12) months of Salary (based on the Salary rate in effect on the Date of Termination; provided, however, that if the Date of Termination occurs because of the Executive's death, then the amount otherwise payable under this paragraph (i) shall be reduced (but not below zero) by the amount of any life insurance benefits payable with respect to the Executive to the estate or beneficiaries of the Executive under any program maintained by the Company or the Affiliates.

         (ii) The Executive (or his estate) shall receive from the Company payment of the award under the Company's Management Incentive Plan for the performance period in which the Date of Termination occurs, based on actual performance for the entire period; provided, however, that such award shall be subject to a pro-rata reduction to reflect the portion of the performance period following the Date of Termination. Payment under this paragraph (ii) of any amount shall be made at the regularly scheduled time for payment of such amounts to active employees and on a non-discriminatory basis.

(c) If the Executive's Date of Termination occurs during the Employment Period under circumstances described in paragraph 5(d) (relating to Constructive Discharge) or paragraph 5(f) (relating to termination by the Company without Cause), then:

         (i) As soon as practicable (but in no event later than ten business days) after the Date of Termination, the Executive shall receive from the Company a lump sum payment equal to the sum of all of the Salary payments the Executive would have received (based on the Salary rate in effect on the Date of Termination) if he remained in the employ of the Company until the eighteen (18) month anniversary of the Date of Termination.

         (ii) Provided that the Executive is not in actual or threatened breach of any of the covenants contained in the Employee Agreement described in paragraph 10, the Executive shall receive from the Company payment of the award under the Company's Management Incentive Plan for the performance period in which the Date of Termination occurs, based on actual performance for the entire period;


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

                  provided, however, that such award shall be subject to a pro-rata reduction to reflect the portion of the performance period following the Date of Termination. Payment, if any, under this paragraph (ii) of any amount shall be made at the regularly scheduled time for payment of such amounts to active employees, and on a non-discriminatory basis.

         Notwithstanding the foregoing provisions of this paragraph 6, no payment will be made or benefit provided under this paragraph 6(c) unless (i) the Executive first executes a release in the form attached as Supplement A to this Agreement, and (ii) to the extent any portion of such release is subject to the seven-day revocation period prescribed by the Age Discrimination in Employment Act, as amended, or to any similar revocation period in effect on the date of termination of the Executive's employment, such revocation period has expired.

(d) If the Executive's Date of Termination occurs during the Employment Period under circumstances described in paragraphs 5(c) (relating to Cause) or 5(e) (relating to voluntary resignation), the Company shall have no obligation to make payments of Salary or any incentive compensation award or provide benefits under the Agreement for periods after the Executive's Date of Termination.

         7. Other Benefits. Except as may be otherwise specifically provided in an amendment of this Agreement adopted in accordance with paragraph 14, in the event of a termination of employment during the Employment Period, the Executive shall not be eligible to receive any benefits that may be otherwise payable to or on behalf of the Executive pursuant to the terms of any severance pay arrangement of the Company (or any Affiliate), including without limitation, the Executive Severance Plan, or any other arrangement of the Company (or any Affiliate) providing benefits upon involuntary termination of employment. However, this paragraph shall not affect the Executive's right to receive any benefits with respect to termination of employment outside of the Employment Period.

         8.       Duties on Termination.

(a) Subject to the terms and conditions of this Agreement, during the period beginning on the date of delivery of a Notice of Termination, and ending on the Date of Termination, the Executive shall continue to perform his duties as set forth in this Agreement, and shall also perform such services for the Company as are reasonably necessary for a smooth transition to the Executive's successor, if any. Notwithstanding the foregoing provisions of this paragraph 8, the Company may suspend the Executive from performing his duties under this Agreement following the delivery of a Notice of Termination providing for the Executive's resignation, or delivery by the Company of a Notice of Termination providing for the Executive's termination of employment for any reason; provided, however, that during the period of suspension (which shall end on the Date of Termination), the Executive shall continue to be treated as employed by the Company for other purposes, and his rights to compensation or benefits shall not be reduced by reason of the suspension.


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


(b) Following the Date of Termination, the Executive agrees to return to the Company any keys, credit cards, passes, confidential documents or material, or other property belonging to the Company, and to return all writings, files, records, correspondence, notebooks, notes and other documents and things (including any copies thereof) containing any trade secrets relating to the Company. For purposes of the preceding sentence, the term "trade secrets" shall have the meaning ascribed to it under the Illinois Trade Secrets Act or, if such act is repealed, the Uniform Trade Secrets Act (on which the Illinois Trade Secrets Act is based).

         9. Mitigation and Set-Off. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise. Except as otherwise specifically provided in this Agreement, the Company shall not be entitled to set off against the amounts payable to the Executive under this Agreement any amounts owed to the Company by the Executive, any amounts earned by the Executive in other employment after termination of his employment with the Company, or any amounts which might have been earned by the Executive in other employment had he sought such other employment.

         10. Covenants. As a condition of entering into this Agreement, the Executive is required to enter into the Employee Agreement, which is set forth as Supplement B to this Agreement, and which relates to certain protections as to competition, confidentiality, inventions, and certain other matters.

         11. Assistance with Claims. The Executive agrees that, for the period beginning on the Effective Date, and continuing for a reasonable period after the Executive's Date of Termination, the Executive will assist the Company and the Affiliates in defense of any claims that may be made against the Company and the Affiliates, and will assist the Company and the Affiliates in the prosecution of any claims that may be made by the Company or the Affiliates, to the extent that such claims may relate to services performed by the Executive for the Company or the Affiliates. The Executive agrees to promptly inform the Company if he becomes aware of any lawsuits involving such claims that may be filed against the Company or any Affiliate. The Company agrees to provide legal counsel to the Executive in connection with such assistance (to the extent legally permitted), and to reimburse the Executive for all of the Executive's reasonable out-of-pocket expenses associated with such assistance, including travel expenses. For periods after the Executive's employment with the Company terminates, the Company agrees to provide reasonable compensation to the Executive any expert testimony provided by the Executive. The Executive also agrees to promptly inform the Company if he is asked to assist in any investigation of the Company or the Affiliates (or their actions) that may relate to services performed by the Executive for the Company or the Affiliates, regardless of whether a lawsuit has then been filed against the Company or the Affiliates with respect to such investigation.

         12. Change in Control Definition. For purposes of this Agreement, the term "Change in Control" shall mean any one or more of the following: the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of


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

1934, as amended (the "Exchange Act")) of a block of thirty percent (30%) or more of the shares of the then outstanding common stock of U.S. Can (the "Outstanding Common Stock"), a merger or consolidation of U.S. Can in which U.S. Can does not survive as an independent public company, a sale of all or substantially all of the assets of U.S. Can, a liquidation or dissolution of U.S. Can or, during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of U.S. Can cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by U.S. Can's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; provided, however, that the following acquisitions shall not constitute a Change of Control for the purpose of this section: (A) any acquisition directly from U.S. Can, or (B) any acquisition of stock by any employee benefit plan (or related trust) sponsored or maintained by U.S. Can or its affiliates.

         13. Nonalienation. The interests of the Executive under this Agreement are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Executive or the Executive's beneficiary.

         14. Amendment. This Agreement may be amended or canceled only by mutual agreement of the parties in writing, provided that any such agreement by the Company that includes a substantive amendment must be authorized in writing by the Chief Executive Officer of U.S. Can. So long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

         15. Applicable Law. The provisions of this Agreement shall be construed in accordance with the laws of the State of Illinois, without regard to the conflict of law provisions of any state.

         16. Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified).

         17. Waiver of Breach. No waiver by any party hereto of a breach of any provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party (i) will be effective unless in writing signed by such party; and (ii) will operate or be construed as a waiver of any subsequent breach by such other party of any similar or dissimilar provisions and conditions at the same or any prior or subsequent time. The failure of any party hereto to take any action by reason of such breach will not deprive such party of the right to take action at any time while such breach continues.

         18. Successors, Assumption of Contract. This Agreement is personal to the Executive and may not be assigned by the Executive without the written consent of the Company. However, to the extent that rights or benefits under this Agreement otherwise survive the Executive's death, the Executive's heirs and estate shall succeed to such rights and benefits pursuant to the Executive's will or the laws of descent and distribution; provided that the Executive shall have the right at any time and from time to time, by notice delivered to the Company, to designate or to change the beneficiary or beneficiaries with respect to such benefits. This Agreement shall be binding upon and inure to the benefit of the Company and U.S. Can, as applicable, and any successor of the Company or U.S. Can, as applicable, subject to the following:

(a) The Company and U.S. Can, as applicable, will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company or U.S. Can, as applicable, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company or U.S. Can, as applicable, would be required to perform it if no such succession had taken place.

(b) If the Executive is transferred to employment with an Affiliate (including a successor to the Company, and regardless of whether before, on, or after a Change in Control), such transfer shall not constitute a termination of employment for purposes of this Agreement, provided that the Affiliate agrees to assume this Agreement and be substituted for the Company under this Agreement.

(c) After a successor assumes this Agreement in accordance with this paragraph 18, only such successor shall be liable for amounts payable after such assumption, and no other companies shall have liability for amounts payable after such assumption.

         19. Notices. Notices and all other communications provided for in this Agreement shall be in writing and shall be (i) delivered personally, (ii) sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), (iii) sent by facsimile (provided that transmission by facsimile shall be effective only if accompanied by depositing a hard copy for delivery to the address specified below, postage prepaid (in the case of mailing in the U.S., by U.S. mail, and in the case of mailing outside the U.S., by mailing via overnight or two-day delivery), or (iv) sent by prepaid overnight courier to the parties at the addresses set forth below (or such other addresses as shall be specified by the parties by like notice). Such notices, demands, claims and other communications shall be deemed given:

(a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b) in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or

(c) in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise;

provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received. Communications that are to be delivered by the U.S. mail or by overnight service are to be delivered to the addresses set forth below:

to the Company by mail:

         U.S. Can Corporation
         900 Commerce Drive
         Oak Brook, Illinois 60523
         Attention: General Counsel

to the Company by facsimile:

         630/572-0822

To Executive:

         at the address of the Executive as set forth in the payroll records at the Company

         20. Arbitration of All Disputes. Any dispute as to any claim under this Agreement (including, without limitation, disputes arising under Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, and the Age Discrimination in Employment Act) shall be settled by arbitration in Chicago, Illinois by an arbitrator, who shall be appointed pursuant to the rules of the American Arbitration Association. The arbitration shall be conducted promptly and expeditiously in accordance with the National Rules for Resolution of Employment Disputes of American Arbitration Association. Any award issued as a result of such arbitration shall be final and binding on the parties, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided, however, that any award issued as a result of arbitration shall be reviewable de novo by a court of competent jurisdiction for errors of law. Notwithstanding the foregoing, the parties hereto shall not be entitled to, and no award shall include in whole or in part, punitive damages or exemplary damages.

         21. Legal and Enforcement Costs. The provisions of this paragraph 21 shall apply if it becomes reasonably necessary for the Executive to retain legal counsel or incur other costs and expenses in connection with either enforcing any and all of his rights under this Agreement or defending against any allegations of breach of this Agreement by the Company or U.S. Can:

(a) The Executive shall be entitled to recover from the Company reasonable attorneys' fees, costs and expenses incurred by him in connection with such enforcement or defense.

(b) Payments required under this paragraph 21 shall be made by the Company to the Executive (or directly to the Executive's attorney) promptly following submission to the Company of appropriate documentation evidencing the incurrence of such attorneys' fees, costs, and expenses.

(c) The Executive shall be entitled to select his legal counsel; provided, however, that such right of selection shall not affect the requirement that any costs and expenses reimbursable under this paragraph 21 be reasonable.

(d) The Executive's rights to payments under this paragraph 21 shall not be affected by the final outcome of any dispute with the Company or U.S. Can; provided, however, that to the extent that the arbitrators shall determine that under the circumstances recovery by the Executive of all or a part of any such fees and costs and expenses would be unjust, the Executive shall not be entitled to such recovery; and to the extent that such amount have been recovered by the Executive previously, the Executive shall repay such amounts to the Company.

         22. Survival of Agreement. Except as otherwise expressly provided in this Agreement, the rights and obligations of the parties to this Agreement shall survive the termination of the Executive's employment with the Company.

         23. Entire Agreement. Except as otherwise provided herein, and except as provided with respect to periods prior to a Change in Control under the employment agreement between the Executive and the Company dated as of the Effective Date of this Agreement, this Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior or contemporaneous agreements, if any, between the parties relating to the subject matter hereof; provided, however, that nothing in this Agreement shall be construed to limit any policy or agreement that is otherwise applicable relating to confidentiality, rights to inventions, copyrightable material, business and/or technical information, trade secrets, solicitation of employees, interference with relationships with other businesses, competition, and other similar policies or agreement for the protection of the business and operations of the Company and the Affiliates (including, without limitation, the Employee Agreement described in paragraph 10).

         24. Counterparts. This Agreement may be executed in two or more counterparts, any one of which shall be deemed the original without reference to the others.

         IN WITNESS THEREOF, the Executive has hereunto set his hand, and the Company and U.S. Can have caused these presents to be executed in their names and on their behalf, all as of the Effective Date.


                                            /s/ John L. Workman
                                                     Executive


                                                 U.S. Can Corporation

                                            By: /s/ Paul W. Jones

                                              Its: Chairman and CEO



                                               United States Can Company

                                            By: /s/ Paul W. Jones

                                              Its: Chairman and CEO

                                  Supplement A
                                Release of Claims

         1. This document is attached to, is incorporated into, and forms a part of, an agreement (the "Agreement") by and between U.S. Can Company (the "Company") and John L. Workman (the "Executive"). The Executive, on behalf of himself and the other Executive Releasors, releases and forever discharges the Company and the other Company Releasees from any and all Claims which the Executive now has or claims, or might hereafter have or claim (or the other Executive Releasors may have, to the extent that it is derived from a Claim which the Executive may have), against the Company Releasees based upon or arising out of any matter or thing whatsoever, occurring or arising on or before the date of this Release of Claims, to the extent that the Claim arises out of or relates to the Executive's employment by the Company and its Affiliates (including his service as a director of the Company and its Affiliates) and/or the Executive's termination or resignation therefrom, and shall include, without limitation, Claims arising out of or related to the Agreement, and Claims arising under any local, state, or federal law dealing with employment discrimination, including the Age Discrimination in Employment Act as amended by the Older Workers Benefit Protection Act.

         For purposes of this Release of Claims, the terms set forth below shall have the following meanings:

(a) The term "Agreement" shall include the Agreement and this Supplement, and including the plans and arrangements under which the Executive is entitled to benefits in accordance with the Agreement.

(b) The term "Claims" shall include any and all rights, claims, demands, debts, dues, sums of money, accounts, attorneys' fees, complaints, judgments, executions, actions and causes of action of any nature whatsoever, cognizable at law or equity.

(c) The term "Company Releasees" shall include the Company and its Affiliates (as defined in the Agreement), and their officers, directors, trustees, members, representatives, agents, employees, shareholders, partners, attorneys, and insurers, and their predecessors and successors.

(d) The term "Executive Releasors" shall include the Executive, and his heirs, representatives, agents, insurers, and any other person claiming through the Executive.

         2. The following provisions are applicable to and made a part of this Release of Claims:

(a) By this Release of Claims, the Executive Releasors do not release or waive any right or claim which they may have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, which arises after the date of execution of this Release of Claims.

(b) In exchange for this Release of Claims, the Executive hereby acknowledges that he has received separate consideration beyond that to which he is otherwise entitled under the Company's policy or applicable law.

(c) The Company hereby expressly advises the Executive to consult with an attorney of his choosing prior to executing this Release of Claims.

(d) The Executive has twenty-one (21) days from the date of presentment to consider whether or not to execute this Release of Claims. In the event of such execution, the Executive has a further period of seven (7) days from the date of said execution in which to revoke said execution. This Release of Claims will not become effective until expiration of such revocation period.

(e) This Release of Claims and the commitments and obligations of all parties thereunder:

         (i) shall become final and binding immediately following the expiration of the Executive's right to revoke the execution of this release in accordance with paragraph 2(d) of this Release of Claims;

         (ii) shall not become final and binding until the expiration of such right to revoke; and

         (iii) shall not become final and binding if the Executive revokes such execution.

         3. The Executive hereby acknowledges that he has carefully read and understands the terms this Release of Claims and each of his rights as set forth therein.


                                                     ---------------------------
                                                              Executive

                                                     Date:


State of
County of

Subscribed Before Me This
         Day of            ,         .
--------        ----------- ---------

-------------------------------------
         Notary Public

                                  Supplement B
                               Employee Agreement